UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017 (November 17, 2017)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2017, the Board of Directors (the "Board") of EV Management, LLC (the “Company”), on behalf of the general partner of EV Energy Partners, L.P. (the “Partnership”), and upon the recommendation of the Compensation Committee of the Board (the "Committee"), approved and adopted:

•	An Employment Agreement between the Company and Michael E. Mercer, President and Chief Executive Officer of the Company;

•	An Employment Agreement between the Company and Nicholas Bobrowski, Vice President and Chief Financial Officer of the Company;

•	The 2017-2018 Key Employee Incentive Plan of the Company; and

•	Retention Bonus Agreements by and between the Company and each of Michael E. Mercer and Nicholas Bobrowski.

The plans and agreements were recommended by the Committee and adopted by the Board as a means for the Company to retain the services of certain key employees of the Company and provide those key employees with incentives in order for them to remain with the Company and achieve certain performance goals for the Partnership.

Employment Agreements

The Employment Agreements between the Company and Messrs. Mercer and Bobrowski were executed on November 17, 2017 (the “Effective Date”).

The Employment Agreement with Mr. Mercer provides that he will serve as President and Chief Executive Officer of the Company for a term beginning on the Effective Date and continuing through December 31, 2018, subject to automatic one-year renewals of the term if neither Mr. Mercer nor the Company submits a notice of termination at least 60 days prior to the end of the then- current term. The agreement may be terminated by either party, at any time, subject to certain severance obligations in the event Mr. Mercer is terminated by the Company without cause or if he dies or is disabled.

Mr. Mercer's employment agreement provides for a minimum annual base salary of $400,000, subject to upward adjustment by the Company (but not a decrease), in its sole discretion.

Under his employment agreement, Mr. Mercer will be entitled to receive severance pay upon his separation of service from the Company under certain circumstances. Payment of any such severance amounts is conditioned on Mr. Mercer’s execution of a release of claims (in a form provided by the Company) and his not revoking such release.

In the event Mr. Mercer’s service is terminated due to (i) his terminating his employment for “good reason,” (ii) termination of his employment by the Company “without cause” or (iii) his employment agreement not being renewed by the Company, he will be entitled to receive from the Company a lump-sum cash payment equal to two times his annual base salary in effect as of the termination date.

In addition, under any such circumstances, Mr. Mercer will also be entitled to receive from the Company a cash amount equal to either (i) the target bonus amount he is eligible to receive under the applicable key employee incentive plan (if still effective at the time of such termination) or (ii) the amount he earned as a bonus in the year prior to the year of the termination, whichever circumstance applies and whichever amount is greater. Mr. Mercer will also receive continued group health plan coverage following the termination date for himself and his eligible spouse and dependents, at the same cost charged by the Company to its officers receiving coverage under such plan.

Mr. Mercer will not be entitled to receive a severance pay in the event of his resignation of other voluntary termination of employment by him without “good reason,” his termination by the Company “for cause” or a termination due to his death or disability.

“Good reason” is defined in Mr. Mercer’s employment agreement as the occurrence of (i) a reduction of his annual base salary; (ii) a material reduction in his authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of his supervisor, if any; (iv) his primary place of employment being moved to a location greater than 50 miles away from its then-current location; or (v) any other action or inaction that constitutes a material breach by the Company of the employment agreement. “Cause” is defined as (w) Mr. Mercer’s conviction of a felony or entering a plea of nolo contendere to such crime; (x) his commission of a demonstrable act of fraud, or misappropriation of material funds or property of the Company, the Partnership or any affiliate thereof; (y) without approval of the Board or the Committee, his engagement in any activity that directly competes with the business of the Company, the Partnership or any affiliate thereof, or which would directly result in a material injury to the business or reputation of the Company, the Partnership or any affiliate thereof; or (z) a continued nonperformance of his duties.

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The Employment Agreement described above entered into by Mr. Mercer replaces his former employment agreement with the Company dated October 1, 2006.

The Company’s employment agreement with Nicholas Bobrowski is effective as of the Effective Date, and contains the same terms and conditions as Mr. Mercer's, except that Mr. Bobrowski is to serve as Vice President and Chief Financial Officer of the Company, and his minimum annual base salary will be $300,000.

Copies of the Employment Agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the full text of such Employment Agreements.

2017-2018 Key Employee Incentive Plan

The Company’s 2017-2018 Key Employee Incentive Plan (the “Incentive Plan”) is an incentive program designed to motivate Company officers to achieve the Partnership’s performance objectives and reward officers when those objectives are met or exceeded. The Incentive Plan features pre-established target levels related to three key performance measures for the Partnership: quarterly production, lease operating expenses (“LOE”) and Adjusted EBITDAX of the Partnership. The plan was adopted as of November 17, 2017 and is in effect for the four consecutive calendar quarters beginning October 1, 2017 through September 30, 2018.

Actual cash bonuses that may be payable under the Incentive Plan will be determined and earned based on the achievement of quarterly threshold, target and maximum performance metrics and goals as of the end of each calendar quarter during the term of the plan. Each such quarterly period is referred to as a “performance period” under the Incentive Plan. In addition to cash bonuses being determined on a quarterly basis, each performance metric shall also be measured cumulatively as of the end of each performance period, and to the extent the Partnership’ performance equals or exceeds the cumulative performance goals/metrics, a “catch-up payment” will also be made to the participants.

For Mr. Mercer, his quarterly threshold amount is $50,000, his quarterly target amount is $100,000 and his quarterly maximum amount is $150,000. For Mr. Bobrowski, his quarterly threshold amount is $26,250, his quarterly target amount is $52,500 and his quarterly maximum amount is $78,750. Each of the performance metrics — production, LOE and Adjusted EBITDAX — is weighted equally (33.33% for each performance metric) in determining the total amount eligible for the participant to earn. For the term of the Incentive Plan, the aggregate of all four quarterly and all cumulative amounts that may be paid to Mr. Mercer and to Mr. Bobrowski are:

•	For Mr. Mercer, $200,000 (threshold amount), $400,000 (target amount) and $600,000 (maximum amount), and

•	For Mr. Bobrowski, $105,000 (threshold amount), $210,000 (target amount) and $315,000 (maximum amount).

These amounts assume that all quarterly payments and cumulative payments are made under the applicable category (threshold, target or maximum).

A copy of the Incentive Plan is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of such Incentive Plan.

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Retention Bonus Agreements

Michael E. Mercer and, Nicholas Bobrowski have each entered into a Retention Bonus Agreement (a “Retention Agreement”) with the Company dated as of November 17, 2017. Each Retention Agreement provides that the Company will pay each such officer a cash lump sum payment within 15 days of the date that such officer executed and returned a copy of his Retention Agreement to the Company.

In the event that the officer’s employment with the Company terminates for any reason other than a “Qualifying Termination” before December 31, 2018 (the “Completion Date”), that officer will be required to repay to the Company within 15 days of such termination, the total amount of the retention bonus previously paid to him, net of any taxes that the officer is required to pay in respect of the retention bonus and determined by taking into account any tax benefit that may be available in respect of such repayment. However, if the officer’s employment terminates because of a Qualifying Termination before the Completion Date, and that officer executes and does not revoke a customary release of claims in a form reasonably satisfactory to the Company, then such officer will not be required to repay any portion of his retention bonus previously paid.

Under each Retention Agreement, the term “Qualifying Termination” means the termination of the officer’s employment (i) by the Company for a reason other than “cause,” (ii) by the officer for “good reason,” or (iii) due to such officer’s death or disability. The definitions of the terms “cause” and “good reason” are similar to, but not identical to, the definitions of those terms contained in the Employment Agreements for Messrs. Mercer and Bobrowski (see “ — Employment agreements” above).

Under their respective Retention Agreements, the amount of Mr. Mercer’s retention bonus is $550,000 and the amount of Mr. Bobrowski’s retention bonus is $290,000.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by the full text of the Retention Agreements, copies of which are filed as Exhibits 10.4 and 10.5 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Employment Agreement between the Company and Michael E. Mercer, the President and Chief Executive Officer of the Company dated as of November 17, 2017.

10.2*	Employment Agreement between the Company and Nicholas Bobrowski, Vice President and Chief Financial Officer of the Company dated as of November 17, 2017.

10.3*	2017-2018 Key Employee Incentive Plan of the Company.

10.4*	Retention Bonus Agreement by and between the Company and Michael E. Mercer dated as of November 17, 2017.

10.5*	Retention Bonus Agreement by and between the Company and Nicholas Bobrowski dated as of November 17, 2017.

*Furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: November 24, 2017	By:	/s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement between the Company and Michael E. Mercer, the President and Chief Executive Officer of the Company dated as of November 17, 2017.

10.2*	Employment Agreement between the Company and Nicholas Bobrowski, Vice President and Chief Financial Officer of the Company dated as of November 17, 2017.

10.3*	2017-2018 Key Employee Incentive Plan of the Company.

10.4*	Retention Bonus Agreement by and between the Company and Michael E. Mercer dated as of November 17, 2017.

10.5*	Retention Bonus Agreement by and between the Company and Nicholas Bobrowski dated as of November 17, 2017.

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